UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2011


                              VIKING MINERALS INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     333-139482                 98-0492900
(State or Other Jurisdiction      (Commission File           (I.R.S. Employer
     of Incorporation)                 Number)            Identification Number)

                         Suite 322 - 235 W. Brandon Blvd
                                Brandon, FL 33511
                    (Address of principal executive offices)

                                  954-616-9618
                                   (Telephone)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On January 10, 2011, the Company entered into an option agreement (the "Agreement") with Sundance Gold Ltd. ("Sundance") for the purchase of 20 mineral claims in the State of Nevada covering approximately 200 acres known as the Dolly Varden claims.

Under the terms of the agreement, the Company will pay to Sundance $25,000 upon signing of the Agreement, and will issue to Sundance 20,000,000 shares of its common stock to Sundance within two years of the signing of the Agreement.

In return, Viking will have the right to earn 70% of the Dolly Varden claims by conducting a $2,000,000 work program on the Dolly Varden claims over a period of two years from the date of the Agreement, of which $500,000 must be spent in the first six months from the date of the Agreement. Sundance will retain a 5% Net Smelter Return.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

9.01      Option Agreement with Sundance Gold Ltd.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VIKING MINERALS INC.


Date: January 20, 2011                  By: /s/ Charles Irizarry.
                                            ------------------------------------
                                            Charles Irizarry.

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